UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2015

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 1, 2015 (the “Closing Date”), Westwood Holdings Group, Inc. (“Westwood”) completed its acquisition of Woodway Financial Advisors, A Trust Company (“Woodway”) pursuant to a Reorganization Agreement and Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 15, 2015, by and among Westwood, Westwood Trust, a Texas trust association wholly-owned by Westwood (“Westwood Trust”), Woodway and certain shareholders of Woodway. Pursuant to the Merger Agreement, Woodway merged with Westwood Trust, with Westwood Trust being the surviving entity of the merger. Westwood’s execution of the Merger Agreement was previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2015.

Westwood paid Closing Date merger consideration consisting of $25,331,200 in cash and 109,712 shares of Westwood’s common stock, valued at $6,668,800 using the average closing price over the 15 business days prior to January 15, 2015, the signing date of the Merger Agreement. Any post-closing merger consideration adjustment for Woodway’s working capital, outstanding indebtedness and unpaid transaction expenses will be paid in cash. As described in the Merger Agreement, Westwood will also pay an earn-out equal to annualized revenue from the post-closing business of Woodway for the twelve month period following the Closing Date (the “Earn-Out Period”), adjusted for certain terminated clients or accounts and capped at $15 million (the “Earn-Out Amount”). The Earn-Out Amount will be paid 54.84% in cash and 45.16% in shares of Westwood’s common stock, valued using the average closing price during the last 30 days of the Earn-Out Period. The issuance and sale of the shares of Westwood common stock on the Closing Date was exempt, and the issuance and sale of shares of Westwood common stock upon payment of the Earn-Out Amount will be exempt, from registration under Section 4(a)(2) of the Securities Act because such issuances do not involve a public offering.

Item 3.02.	Unregistered Sales of Equity Securities

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On April 1, 2015, the Company issued a press release announcing the closing of the Woodway acquisition. A copy of the press release, entitled “Westwood Holdings Group, Inc. Finalizes Acquisition of Woodway Financial Advisors in Houston, Expanding the Westwood Trust Private Wealth Platform,” is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The Company will file with the SEC the financial statements required to be filed pursuant to Rule 3-05 of Regulation S-X within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(b)	Pro forma financial information.

The Company will file with the SEC pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(d)	Exhibits.

The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated April 1, 2015, entitled “Westwood Holdings Group, Inc. Finalizes Acquisition of Woodway Financial Advisors in Houston, Expanding the Westwood Trust Private Wealth Platform”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: April 1, 2015	/s/ Brian O. Casey
Brian O. Casey,
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 1, 2015, entitled “Westwood Holdings Group, Inc. Finalizes Acquisition of Woodway Financial Advisors in Houston, Expanding the Westwood Trust Private Wealth Platform”